Exhibit 99.1

    SUPERCONDUCTOR TECHNOLOGIES INC. COMMON STOCK TO BE TRADED ON THE NASDAQ
                      CAPITAL MARKET BEGINNING OCTOBER 5TH

    SANTA BARBARA, Calif., Oct. 4 /PRNewswire-FirstCall/ -- Superconductor Technologies Inc. (Nasdaq: SCON) (STI), a leading provider of high performance infrastructure products for wireless voice and data applications, today announced that The NASDAQ Stock Market accepted STI's application to transfer its common stock listing from the NASDAQ National Market System to the NASDAQ Capital Market. Effective with the open of business on October 5, 2005, STI's common stock will trade on the Nasdaq Capital Market under its current symbol "SCON." There will be no change in the way STI shares are traded as a result of the listing transfer, and the transfer will not have any effect on shareholders' ability to purchase and sell their common stock.

    STI is transferring its listing from the National Market System to the Capital Market to secure additional time for regaining compliance with The NASDAQ Stock Market's minimum stock price requirement. The NASDAQ Stock Market has a continued listing requirement of $1.00 per share for both its National Market System and the Capital Market. In April 2005, The NASDAQ Stock Market notified STI that its stock price failed to meet the minimum price requirement and provided STI with 180 days (until October 3, 2005) to regain compliance. Since STI's stock price did not recover by the original deadline and it continues to meet all other listing requirements, STI chose to transfer its listing to the NASDAQ Capital Market and will be granted an additional 180-day grace period (until March 4, 2006) to regain compliance with the minimum price requirement.

    About Superconductor Technologies Inc. (STI)
    Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI's SuperLink(TM) solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink(TM), the company's flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.

    SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

    Safe Harbor Statement

    The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: STI's ability to expand its operations to meet anticipated product demands; the ability of STI's products to achieve anticipated benefits for its customers; the anticipated growth of STI's target markets; unanticipated delays in shipments to customers; and STI's ability to operate its business profitability. Forward-looking statements can be affected by many other factors, including, those described in the Business and the MD&A sections of its 2004 Annual Report on Form 10-K and the Risk Factors section of its Prospectus Supplement dated August 10, 2005. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

    Contact

    For further information please contact: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

SOURCE  Superconductor Technolgies Inc.
    -0-                             10/04/2005
    /CONTACT: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc./
    /Web site:  http://www.suptech.com /